UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2022

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1140 Avenue of the Americas, Floor 9

New York, New York 10036

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2022, Avenue Therapeutics, Inc. (the “Company”) entered into a stock contribution agreement (the “Contribution Agreement”) with its parent company Fortress Biotech, Inc. (“Fortress”), pursuant to which Fortress agreed to transfer ownership of 100% of its shares (common and preferred) in a private subsidiary company of Fortress, Baergic Bio, Inc. (“Baergic”), to the Company.  Under the Contribution Agreement, Fortress also agreed to assign to Avenue certain intercompany agreements existing between Fortress and Baergic, including a Founders Agreement and Management Services Agreement.  Consummation of the transactions contemplated by the Contribution Agreement is subject to the satisfaction of certain conditions precedent, including, inter alia: (i) the closing of an equity financing by the Company resulting in gross proceeds of no less than $7.5 million, (ii) the agreement by minority Avenue stockholder InvaGen Pharmaceuticals Inc. (“InvaGen”) to (A) have 100% of its shares in the Company repurchased by the Company and (B) terminate certain of the agreements into which it entered with the Company and/or Fortress in connection with InvaGen’s 2019 equity investment in the Company, which will eliminate certain negative consent rights of InvaGen over the Company and restore certain rights and privileges of Fortress in the Company (all upon terms to be agreed upon with InvaGen), and (iii) the sustained listing of Avenue’s common stock on NASDAQ.

If consummated, the transaction is anticipated to afford Baergic with greater access to development funding.  Evaluation and negotiation of the Contribution Agreement was overseen, and execution of the Contribution Agreement was approved, by special committees at the Avenue and Fortress levels, both of which exclusively comprised independent and disinterested directors of the respective companies’ boards.

The summary of the Contribution Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Contribution Agreement, a copy of which will be filed in a subsequent periodic report of the Company.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2022, the Company notified the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that, on May 12, 2022, the Company determined that Jay Kranzler, M.D., Ph.D. was not independent under Nasdaq Listing Rules. Accordingly, Dr. Kranzler resigned from the Audit Committee of the Company’s Board of Directors (the “Board”) on May 13, 2022. As a result, the Company notified Nasdaq that it was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A) related to audit committee composition. Dr. Kranzler remains a member of the Board.

Pursuant to Nasdaq Listing Rule 5605(c)(4), Nasdaq may grant the Company a cure period to reestablish compliance with Nasdaq Listing Rule 5605. As disclosed in Item 5.02 of this Current Report on Form 8-K below, subsequent to the date of Dr. Kranzler’s resignation from the Audit Committee, on May 16, 2022, the Board appointed Faith L. Charles to fill the vacancy on the Audit Committee created by Dr. Kranzler’s resignation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, the Board appointed Faith L. Charles as a director, with a term expiring at the 2022 annual meeting of stockholders, to fill the vacancy on the Board resulting from the previously disclosed resignation of Lucy Lu, M.D., and to serve on the Board’s audit committee. The Board determined that Ms. Charles is independent under the listing standards of Nasdaq and applicable securities rules and regulations with respect to service on the Company’s board and audit committee.

Faith L. Charles, 60, has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP, since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. Since March 2021, Ms. Charles has served on the Board of Directors, Audit Committee and Nominating and Corporate Governance Committee of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company developing cell and gene therapies for life-threatening rare genetic diseases whose common stock is listed on the Nasdaq. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio Ltd., a publicly-traded biotechnology company. She also serves on the Board of Board of Directors of several private life science companies. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years. She currently serves on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City). She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a J.D degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business.

Ms. Charles does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Charles and any other person pursuant to which she was elected as a director of the Company. Ms. Charles does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Ms. Charles will participate in the Company’s non-employee director compensation program, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 21, 2021. In addition, the Company will enter into its standard director indemnification agreement with Ms. Charles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: May 16, 2022

	By:	/s/ David Jin
	Name:	David Jin
	Title:	Interim Chief Executive Officer